Exhibit 99.1

                                                       Press Release

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation Announces First Quarter 2021 Financial Results

EWING, N.J. – May 6, 2021 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the first quarter ended March 31, 2021.

“As OLED momentum continues across the consumer electronics market, we are advancing our robust OLED materials and technology leadership,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “Since our last earnings call, we announced new extended OLED Technology License and Material Purchase Agreements with LG Display and Visionox. We also announced that along with PPG, we are jointly establishing a new manufacturing site in Shannon, Ireland, for the production of our highly efficient, high-performing UniversalPHOLED materials. Additionally, Universal Display Corporation was named to Financial Times’ The Americas’ Fastest-Growing Companies 2021 list.”

Rosenblatt continued, “Last month, we celebrated our twenty-fifth year as a Nasdaq-listed company by virtually ringing the opening bell. It was an incredible milestone that we shared with our employees, customers, partners, and all of our stakeholders. Since our inception, Universal Display Corporation has stood for ‘Vision, Innovation and Reality’ and we have invested approximately $700 million in research and development to advance our company from a start-up to a leading player in the global OLED ecosystem. We continue to broaden and deepen the breadth of our first-mover advantage to further enable our customers and the OLED industry.”

Financial Highlights for the First Quarter of 2021

•	Total revenue in the first quarter of 2021 was $134.0 million as compared to $112.3 million in the first quarter of 2020.
•	Revenue from material sales was $79.8 million in the first quarter of 2021 as compared to $66.6 million in the first quarter of 2020.
•	Revenue from royalty and license fees was $50.9 million in the first quarter of 2021 as compared to $43.1 million in the first quarter of 2020.
•	Cost of materials was $21.0 million in the first quarter of 2021 as compared to $20.2 million in the first quarter of 2020.
•	Operating income was $63.6 million in the first quarter of 2021 as compared to $44.5 million in the first quarter of 2020.
•	Net income was $51.7 million or $1.08 per diluted share in the first quarter of 2021 as compared to $38.2 million or $0.80 per diluted share in the first quarter of 2020.

Revenue Comparison

($ in thousands)	Three Months Ended March 31,
	2021	2020
Material sales	$79,808	$66,575
Royalty and license fees	50,886	43,078
Contract research services	3,306	2,624
Total revenue	$134,000	$112,277

Cost of Materials Comparison

($ in thousands)	Three Months Ended March 31,
	2021	2020
Material sales	$79,808	$66,575
Cost of material sales	20,999	20,211
Gross margin on material sales	58,809	46,364
Gross margin as a % of material sales	74%	70%

2021 Guidance

The Company continues to believe that its 2021 revenue will be approximately in the range of $530 million to $560 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a second quarter cash dividend of $0.20 per share on the Company’s common stock. The dividend is payable on June 30, 2021 to all shareholders of record on June 15, 2021.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on May 6, 2021 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,000 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the Company’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$726,279	$630,012
Short-term investments	720	99,996
Accounts receivable	91,327	82,261
Inventory	101,422	91,591
Other current assets	39,587	20,746
Total current assets	959,335	924,606
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $76,756 and $72,493	107,815	102,113
ACQUIRED TECHNOLOGY, net of accumulated amortization of $158,197 and $153,050	65,106	70,253
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $6,496 and $6,155	10,641	10,685
GOODWILL	15,535	15,535
INVESTMENTS	8,500	5,000
DEFERRED INCOME TAXES	36,864	37,695
OTHER ASSETS	106,704	103,341
TOTAL ASSETS	$1,310,500	$1,269,228
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,741	$13,801
Accrued expenses	19,171	41,404
Deferred revenue	128,546	105,215
Other current liabilities	3,874	4,540
Total current liabilities	166,332	164,960
DEFERRED REVENUE	49,578	57,086
RETIREMENT PLAN BENEFIT LIABILITY	79,246	78,527
OTHER LIABILITIES	62,876	55,941
Total liabilities	358,032	356,514
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,050,776 and 49,013,476 shares issued, and 47,685,128 and 47,647,828 shares outstanding, at March 31, 2021 and December 31, 2020, respectively	491	490
Additional paid-in capital	632,138	635,595
Retained earnings	396,130	353,930
Accumulated other comprehensive loss	(35,009)	(36,019)
Treasury stock, at cost (1,365,648 shares at March 31, 2021 and December 31, 2020)	(41,284)	(41,284)
Total shareholders’ equity	952,468	912,714
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,310,500	$1,269,228

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
REVENUE:
Material sales	$79,808	$66,575
Royalty and license fees	50,886	43,078
Contract research services	3,306	2,624
Total revenue	134,000	112,277
COST OF SALES	23,298	22,459
Gross margin	110,702	89,818
OPERATING EXPENSES:
Research and development	23,305	19,497
Selling, general and administrative	16,404	15,403
Amortization of acquired technology and other intangible assets	5,488	5,490
Patent costs	1,835	1,638
Royalty and license expense	112	3,284
Total operating expenses	47,144	45,312
OPERATING INCOME	63,558	44,506
Interest income, net	133	2,147
Other income, net	59	202
Interest and other income, net	192	2,349
INCOME BEFORE INCOME TAXES	63,750	46,855
INCOME TAX EXPENSE	(12,063)	(8,700)
NET INCOME	$51,687	$38,155
NET INCOME PER COMMON SHARE:
BASIC	$1.09	$0.80
DILUTED	$1.08	$0.80
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,267,921	47,093,033
DILUTED	47,329,704	47,122,829
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.20	$0.15

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,687	$38,155
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(57,648)	(40,511)
Depreciation	4,263	3,615
Amortization of intangibles	5,488	5,490
Change in excess inventory reserve	667	611
Amortization of premium and discount on investments, net	(70)	(2,005)
Stock-based compensation to employees	5,200	5,735
Stock-based compensation to Board of Directors and Scientific Advisory Board	330	254
Deferred income tax expense	515	940
Retirement plan expense	2,228	1,414
Decrease (increase) in assets:
Accounts receivable	(9,066)	(22,140)
Inventory	(10,498)	(10,726)
Other current assets	5,400	7,706
Other assets	(7,133)	(3,245)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(21,136)	(29,340)
Other current liabilities	(666)	3,114
Deferred revenue	53,000	43,685
Other liabilities	6,935	2,994
Net cash provided by operating activities	29,496	5,746
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,938)	(4,782)
Purchases of intangibles	(298)	—
Purchases of investments	(4,220)	(148,592)
Proceeds from sale and maturity of investments	100,000	250,400
Net cash provided by investing activities	85,544	97,026
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	348	259
Payment of withholding taxes related to stock-based compensation to employees	(9,634)	(4,816)
Cash dividends paid	(9,487)	(7,098)
Net cash used in financing activities	(18,773)	(11,655)
INCREASE IN CASH AND CASH EQUIVALENTS	96,267	91,117
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	630,012	131,627
CASH AND CASH EQUIVALENTS, END OF PERIOD	$726,279	$222,744
The following non-cash activities occurred:
Unrealized (loss) gain on available-for-sale securities	$(66)	$2,380
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(27)	689